Exhibit 10.2


                              GULFWEST ENERGY, INC.

                            2005 STOCK INCENTIVE PLAN

                        RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the "Agreement") is made and entered into as of the date of grant set forth below (the "Date of Grant") by and between GulfWest Energy, Inc., a Texas corporation (the "Company"), and the participant named below (the "Participant"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company's 2005 Stock Incentive Plan (the "Plan").

          Participant:

          Social Security Number:

          Address:                          GulfWest Energy Inc.
                                            --------------------

                                            480 N. Sam Houston Pkwy. E.
                                            ---------------------------

                                            Suite 300
                                            ---------

                                            Houston, TX 77060
                                            -----------------

          Total Restricted Shares:

          Fair Market Value Per Share:

          Fair Market Value Aggregate:      (on Date of Grant)
                                            ------------------

          Purchase Price/Consideration:


          Date of Grant:

     1. Grant of Restricted Shares. The Company hereby grants to Participant the total number of restricted shares of Common Stock of the Company set forth above as Total Restricted Shares (the "Shares"), subject to all of the terms and conditions of this Agreement and the Plan.

     2.   Vesting Period.

          2.1. Regular Vesting. Provided Participant continues to provide Continuous Service to the Company or any Affiliate, the Shares will become fully vested on the ____ anniversary of the Date of Grant set forth above. When issued, the certificate evidencing the Shares will be held by the Company until the Shares are fully vested, at which time the certificate will be released to the Participant.

          2.2. Change of Control. In the event of a Change of Control (as such term is defined in the Plan), vesting shall be accelerated and the Shares shall become immediately vested with respect to one hundred percent (100%) of the Shares without regard to the Participant's number of years of Continuous Service.

          2.3. Termination for Cause or Participant's Voluntary Resignation. If Participant's Continuous Service is terminated by the Company for Cause or by the Participant's voluntary resignation, the Company may exercise its Right of Repurchase or otherwise reacquire, or the Participant shall forfeit unvested shares granted in consideration of future services, and any or all of the Shares which have not vested as of the date of termination shall be forfeited and the Participant shall have no rights with respect to the Shares.

          2.4. Termination Without Cause or Unsuccessful Re-election Bid. In the event Participant's Continuous Service is terminated by the Company without Cause (as such term is defined in the Plan) or the Participant's bid for re-election to the Company's Board of Directors is unsuccessful, vesting shall be accelerated and the Shares shall become immediately vested with respect to one hundred percent (100%) of the Shares without regard to the Participant's number of years of Continuous Service.

          2.5. Death or Disability. In the event Participant's Continuous Service is terminated on account of Death or Disability, for purposes of determining vesting under Section 2.1, Participant shall be deemed to continue Continuous Service through the date that is the anniversary of the Date of Grant coincident with or next following the date of such termination.

     3. Compliance with Laws and Regulations. The issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

     4.   General.

          4.1. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Administrator of the Plan (the "Administrator") for review. The resolution of such a dispute by the Administrator shall be final and binding on the Company and Participant.

          4.2. Entire Agreement. The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement of the parties and supercede all prior undertakings and agreements with respect to the subject matter hereof. If any inconsistency should exist between the nondiscretionary terms and conditions of this Agreement and the Plan, the Plan shall govern and control.

          4.3. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: (a) personal delivery; (b) five (5) days after deposit in the United States mail by certified or registered mail (return receipt requested); (c) two (2) business day after deposit with any return receipt express courier (prepaid); or (d) one (1) business day after transmission by facsimile.

          4.4. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

          4.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

     5. Acceptance. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the award of the Shares subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon disposition of the Shares and that Participant should consult a tax advisor prior to such disposition.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Participant has executed this Agreement, effective as of the Date of Grant.

                                 GULFWEST ENERGY, INC.



                                 By:
                                 Name:
                                 Title:


                                 PARTICIPANT



                                 (Signature)

                                 Printed Name: